UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2022

Aravive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

River Oaks Tower
3730 Kirby Drive, Suite 1200
Houston, Texas 77098
(Address of principal executive offices)

(936) 355-1910
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARAV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer

On May 30, 2022, Vinay Shah notified the Executive Chairman of the Board of Directors (the “Board”) of Aravive, Inc. (the “Company”) of his decision to resign from his position as the Company’s Chief Financial Officer effective June 2, 2022. Mr. Shah’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices, including any matters concerning the Company’s controls or any financial or accounting-related matters or disclosures.

Effective as of June 3, 2022, the Company appointed Rudy C. Howard to serve as the Company’s Chief Financial Officer. As Chief Financial Officer, Mr. Howard will also serve as the Company’s principal financial officer and principal accounting officer.

Offer Letter

Prior to joining the Company, from June 2015 through December 2021, Mr. Howard, age 64, served as the Chief Financial Officer of vTv Therapeutics Inc., a clinical-stage pharmaceutical company listed on the Nasdaq Capital Market (Nasdaq: VTVT). Prior to joining vTv Therapeutics Inc., from January 2010 through May 2015, Mr. Howard served as the Chief Financial Officer of SciQuest, Inc., an international spend-management software company. From November 2008 until joining SciQuest, Mr. Howard served as Senior Vice President and Chief Financial Officer of MDS Pharma Services, a pharmaceutical services company. From 2003 until joining MDS Pharma Services, Mr. Howard operated his own financial consulting company, Rudy C. Howard, CPA Consulting, in Wilmington, North Carolina, where his services included advising on merger and acquisition transactions, equity and debt issuances and other general management matters. From 2001 through 2003, Mr. Howard served as Chief Financial Officer for Peopleclick, Inc., an international human capital management software company. From 2000 until joining Peopleclick, Mr. Howard served as Chief Financial Officer for Marketing Services Group, Inc., a marketing and internet technology company. From 1995 until 2000, Mr. Howard served as Chief Financial Officer for PPD, Inc., a clinical research organization. Prior to joining PPD, Mr. Howard was a partner with PricewaterhouseCoopers. Mr. Howard holds a B.A. in Accounting from North Carolina State University, and he is a Certified Public Accountant.

Pursuant to the terms of an Offer Letter, dated June 2, 2022, by and between Mr. Howard and the Company (the “Offer Letter”), Mr. Howard’s compensation for serving as the Company’s Chief Financial Officer includes: (i) an annual base salary of $395,000; (ii) an annual discretionary bonus targeted at 40% of his base salary, dependent on the Company’s achievement of objective and subjective criteria established by the Company’s Executive Chairman and approved by the Company’s Board; (iii) an option to purchase 290,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); and (iv) eligibility to participate in a number of Company-sponsored benefits, including its medical, dental and 401(k) plans, under the terms and conditions of the benefit plans that may be in effect from time to time. The stock options will have an exercise price equal to the fair market value of the Common Stock on the date of the grant, expire ten years after the date of the grant and will vest as follows: 25% of the shares subject to the options will vest twelve months after the date of the grant, and the remaining 75% of the shares subject to the options will vest in equal monthly installments over the next 36 months following the one-year anniversary of the date of grant, subject to Mr. Howard’s continued service to the Company. All compensation offered to Mr. Howard is subject to applicable tax withholdings.

If terminated for any reason other than Cause or Permanent Disability and not in connection with a Change in Control (each as defined in the Offer Letter), Mr. Howard will be eligible for certain severance benefits, including the following: (i) up to 12 months of base salary continuation; (ii) reimbursement of COBRA coverage; (iii) 12 months accelerated vesting of the stock options award to Mr. Howard and (iv) up to 12 months post-termination to exercise any vested shares subject to such stock options.

If terminated in connection with a Change in Control, severance benefits will be those specified under the Company’s 2019 Equity Incentive Plan and the Company’s Change in Control Severance Plan the form of which was previously filed with the Securities and Exchange Commission (the “Severance Plan”), which provides specified severance benefits to certain eligible officers and employees of the Company. In addition, if during the twelve-month period commencing on the closing date of a Change in Control the Company terminates his employment for any reason other than Cause or Permanent Disability, all unvested equity awards will immediately vest, subject to certain restrictions. In addition, under the 2019 Equity Incentive Plan, if Mr. Howard is voluntarily terminated in connection with certain corporate transactions, including a Change in Control, Mr. Howard will be eligible for full accelerated vesting of his outstanding stock options.

There are no family relationships between Mr. Howard and any of the Company’s directors or executive officers, nor does Mr. Howard have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than as described above, there were no arrangements or understandings by which Mr. Howard was appointed as the Company’s Chief Financial Officer.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Consulting Agreement and Separation Agreement

On June 2, 2022, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Shah pursuant to which he has agreed to provide consulting services to the Company from time to time. The Consulting Agreement has a term of four months unless sooner terminated. Mr. Shah may terminate the Consulting Agreement without cause at any time upon thirty (30) days’ prior written notice to Company. Either party may terminate the Consulting Agreement immediately in the event that the other party has materially breached the Consulting Agreement.

As compensation, the Company agreed to (i) make a cash payment of $44,557 payable on a monthly basis during the four-month consulting period; and (ii) reimburse all COBRA payments made by Mr. Shah for the benefits continuation during the consulting period.

Mr. Shah also entered into a separation agreement and release with the Company (the “Separation Agreement”) providing for (i) the payment to him of a total of $286,443 at the rate of $31,827 per month, less applicable withholding, for nine (9) months from the Company’s first regular payroll date following the date that is four months following the Effective Date (as defined in the Separation Agreement); (ii) reimbursement of COBRA payments for the lesser of (A) twelve (12) months commencing on the later of June 2, 2022 (the “Separation Date”) and four months from the date of the Consulting Agreement, or (B) until Mr. Shah commences new employment or substantial self-employment; (iii) the acceleration of the vesting of all shares subject to option awards such that all shares subject to the option awards will be vested; (iv) the extension of the period of time for which Mr. Shah has the right to exercise any vested shares until the earlier of (A) the expiration date of the options, (B) thirty-six (36) months from the Separation Date; or (C) the occurrence of a Change in Control (as defined in the Company’s 2019 Equity Incentive Plan). The Separation Agreement also contains a non-disparagement obligation on both parties and a standard release of claims on the part of Mr. Shah.

The foregoing description of the Consulting Agreement and the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement and the Separation Agreement, copies of which are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01.  Regulation FD Disclosure.

On June 3, 2022, the Company issued a press release regarding the matters discussed in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1.

The exhibit is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall either of them be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Offer Letter, dated June 2, 2022, by and between Aravive, Inc. and Rudy C. Howard

10.2	Consulting Agreement, dated June 2, 2022, by and between Aravive, Inc. and Vinay Shah

10.3	Separation Agreement and Release, dated June 2, 2022, by and between Aravive, Inc. and Vinay Shah

99.1	Press Release, issued by Aravive, Inc. dated June 3, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2022	ARAVIVE, INC.
(Registrant)

	By:	/s/ Gail McIntyre
	Name:	Gail McIntyre
	Title:	Chief Executive Officer

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